LEUCADIA NATIONAL CORPORATION                                EXHIBIT 21
SUBSIDIARIES AS OF DECEMBER 31, 1996

                                                              STATE OF
NAME                                                        INCORPORATION
----                                                        -------------

Providential Life Insurance Company                            Arkansas
Andrus Vineyard Co., LLC                                       California
Bay Colony Insurance Company                                   California
CDS Devco, Inc.                                                California
HSD Venture                                                    California
San Elijo Ranch, Inc.                                          California
Baldwin Enterprises, Inc.                                      Colorado
NSAC, Inc.                                                     Colorado
RRP, Inc.                                                      Colorado
330 Mad. Parent Corp.                                          Delaware
AIC Financial Corporation                                      Delaware
American Investment Company                                    Delaware
Baldwin-CIS L.L.C.                                             Delaware
Baldwin Forest Products L.L.C.                                 Delaware
Bellpet, Inc.                                                  Delaware
CDS Holding Corporation                                        Delaware
Colonial Penn Administrative Services, Inc.                    Delaware
Colonial Penn Group, Inc.                                      Delaware
Colonial Penn Holdings, Inc.                                   Delaware
Conwed Corporation                                             Delaware
CPAX, Inc.                                                     Delaware
CPI Investment, Inc.                                           Delaware
International Bottlers L.L.C.                                  Delaware
Leucadia Aviation, Inc.                                        Delaware
Leucadia Cellars, Ltd.                                         Delaware
LNC Investments, Inc.                                          Delaware
Neward Corporation                                             Delaware
Pepsi International Bottlers L.L.C.                            Delaware
Rastin Investing Corp.                                         Delaware
RERCO, Inc.                                                    Delaware
Wedgewood Investments L.L.C.                                   Delaware
The Village at Inlet Beach, Inc.                               Florida
Pennpark Investors, L.L.C.                                     Illinois
College Life Development Corporation                           Indiana
Professional Data Management, Inc.                             Indiana
Charter National Life Insurance Company                        Missouri
Bayside Casualty Insurance Company                             New Jersey
The Sperry and Hutchinson Company, Inc.                        New Jersey
Allcity Insurance Company                                      New York
Empire Insurance Company                                       New York
Centurion Insurance Company                                    New York



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




LEUCADIA NATIONAL CORPORATION
SUBSIDIARIES AS OF DECEMBER 31, 1996

                                                              STATE OF
NAME                                                        INCORPORATION
----                                                        -------------
Intramerica Life Insurance Company                             New York
Leucadia, Inc.                                                 New York
Leucadia Investors, Inc.                                       New York
LUK-REN, Inc.                                                  New York
Colonial Penn Franklin Insurance Company                       Pennsylvania
Colonial Penn Insurance Company                                Pennsylvania
Colonial Penn Life Insurance Company                           Pennsylvania
Phlcorp, Inc.                                                  Pennsylvania
Pine Ridge Associates, L.P.                                    Texas
American Investment Bank, N.A.                                 United States
American Investment Financial                                  Utah
Leucadia Bottling L.L.C.                                       Utah
Leucadia Film Corporation                                      Utah
Leucadia Financial Corporation                                 Utah
Leucadia Power Holdings, Inc.                                  Utah
Leucadia Properties, Inc.                                      Utah
Silver Mountain Industries, Inc.                               Utah
Solana Corporation                                             Utah
Telluride Properties Acquisition, Inc.                         Utah
Terracor II                                                    Utah
Colonial Penn Madison Insurance Company                        Wisconsin
Commercial Loan Insurance Corporation                          Wisconsin
WMAC Credit Insurance Corporation                              Wisconsin
WMAC Investment Corporation                                    Wisconsin
Colonial Penn De Mexico, Inc.                                  Mexico


------------------------------------
Subsidiaries not included on this list, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as of December 31, 1996.



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